Exhibit 99.1

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of this 25th day of March 2005 (“Agreement”), by and between Portal Software, Inc., a Delaware corporation maintaining its principal place of business at 10200 South de Anza Boulevard, Cupertino, CA 94015 USA (“Portal”) and Jerome Behar, located at 81 Encina Avenue, Palo Alto, California 94301 (“Consultant”).

WHEREAS, Portal has notified Nasdaq it would need more time to file its 10-Q for the third quarter fiscal year 2005, ending October 29, 2004 (the “10-Q”);

WHEREAS, Portal received from Nasdaq a delisting notice and is in the midst of a Nasdaq delisting process;

WHEREAS, Nasdaq has provided Portal a second extension of time until April 17, 2005 to file the above mentioned 10-Q;

WHEREAS, Portal’s Audit Committee and Board of Directors have discussed Portal’s second extension of time to file the 10-Q and believe (with Consultant abstaining) it to be in Portal’s best interest to engage Consultant as a special consultant to assist the Company in the filing thereof;

NOW, THEREFORE, in consideration of the mutual promises contained herein, Portal and Consultant hereby agree as follows:

1. Services: Consultant agrees to provide the consulting services as described in Exhibit A, sometimes referred to herein as a “Requisition”. Consultant agrees to perform the Services in a professional manner and in accordance with the schedule of work set forth in the Requisition, or any subsequently executed or amended Requisition(s). Consultant warrants that Consultant’s performance under this Agreement will not violate any agreement or obligation between Consultant and a third party.

2. Payment for Services: Portal will pay Consultant the fee set forth in the Requisition for the performance of the Services. Consultant will submit a monthly invoice for Services accepted by Portal. Portal will pay invoices within thirty (30) business days of receipt.

3. Term: Except as provided in Section 12, this Agreement will commence on the date first written above and will continue until either party provides written notice of termination.

4. Relationship of Parties: Consultant will perform the Services as an independent contractor and will report directly to the Chairman of Portal’s Audit Committee. Consultant will determine in Consultant’s sole discretion the manner and means by which the services are accomplished, subject to the express condition that Consultant will at all times comply with applicable law. Consultant is not an employee of Portal and does not have the authority to bind Portal by contract or otherwise.

5. Personnel: Consultant will observe the working hours, rules (including without limitation confidentiality requirements) and holiday schedule of Portal while working on Portal’s premises.

6. Employment Taxes and Benefits: Consultant acknowledges and agrees that it is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant will indemnify, hold harmless and, at Portal’s request, defend Portal and Portal’s subsidiaries, parent, and affiliates to the extent any obligation is imposed on Portal to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including interest and penalties thereon, as a result of Consultant failing to comply with all applicable laws and report for tax purposes the payments made under this Agreement.

7. [Intentionally deleted].

8. [Intentionally deleted]

9. Proprietary Information and Work Product: The product of all work performed under this Agreement (“Work Product”), will be the sole property of Portal, and Consultant hereby irrevocably and exclusively assigns to Portal all right, title and interest, including but not limited to such. Upon the Portal’s request following the later of the expiration or termination of this Agreement, or the date on which Consultant ceases to serve as a member of Portal’s Board of Directors, Consultant will deliver to Portal all Portal property that Consultant may have in its possession or control or destroy such if delivery is impractical.

10. [Intentionally deleted]

11. Confidentiality: Consultant will not, during or subsequent to the term of this Agreement, directly or indirectly (a) use any of Portal’s Confidential Information for the benefit of anyone other than Portal or (b) except as required by law or as deemed in good faith by Consultant to be necessary or appropriate (such determination to be in Consultant’s sole discretion), disclose any of Portal’s Confidential Information to anyone other than an employee of Consultant who is obligated by written contract to protect the confidentiality thereof and requires such information to perform hereunder, or an employee, director, consultant, auditor, or other advisor of Portal. Portal’s Confidential Information includes without limitation, the terms and conditions of this Agreement, all information related to the Services and Work Product, Portal’s know-how, customer names and confidential information, product benchmarks or similar testing measures, all information regarding Portal not known to the general public, and confidential information disclosed to Portal by third parties (whether acquired or developed by Consultant during Consultant’s performance under this Agreement or disclosed by Portal employees). Confidential Information does not include information which (i) has become publicly known through no wrongful act of Consultant, (ii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure, or (iii) has been independently developed by Consultant other than pursuant to this Agreement. Without Portal’s prior written approval Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with Portal. The obligations of this Section 11 shall survive Agreement termination for a period of two (2) years. Thereafter, the obligations survive and continue with respect to any Confidential Information that is considered a trade secret under applicable law.

12. Termination; Effect of Termination: Portal may terminate this Agreement immediately upon written notice to Consultant, with or without cause, for any reason whatsoever. Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination of this Agreement shall not relieve Consultant of Consultant’s obligations under Sections 6, 9, 11, 12, 15, 16, 17, 22 hereof, nor shall any such termination relieve Consultant or Portal from any liability arising from any breach of this Agreement. Portal’s obligations to pay for Consultant’s services, under Section 2, shall be limited to the Services accepted.

13. Covenant to Comply with Portal’s Insider Trading Code of Conduct Policies: Consultant has reviewed Portal’s Insider Trading policy and Code of Conduct policy (the “Portal Policies”), copies of which have been provided to Consultant contemporaneously herewith, and agrees to comply with such Portal Policies during the term of this Agreement.

14. [Intentionally deleted].

15. Assignment: The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, since Portal has specifically contracted for Consultant’s services, Consultant may not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of Portal.

16. Equitable Relief: Because the Services are personal and unique, and because Consultant will have access to and become acquainted with the Confidential Information of Portal, Consultant agrees that its breach of this Agreement will result in irreparable harm to Portal and that Portal may enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Portal may have.

17. Governing Law; Severability: This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA. Both parties agree that any litigation or arbitration between the parties will take place in Santa Clara County, California, USA and both parties waive any objection to personal jurisdiction or venue in any forum located in that County. If any provision of this Agreement other than those provisions relating to the assignment of rights to Portal is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.

18. [Intentionally deleted]

19. Complete Understanding; Modification: This Agreement constitutes the full and complete understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements relating to such subject matter. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

20. Notices: Any notices required or permitted hereunder will be given to the appropriate party at the address specified in the first paragraph above, or at such other address as the party may specify in writing. A copy of all notices should be sent attention: General Counsel, Portal Software, Inc., 10200 South de Anza Boulevard, Cupertino, CA 95014 USA. Such notice shall be deemed given upon personal delivery to the appropriate address or three (3) days after the date of mailing if sent by overnight, certified, or registered mail.

21. Reporting: Consultant will report to Portal’s Audit Committee Chairman, as well as regularly update Portal’s CEO, on the status of Consultant’s performance hereunder, or upon Portal’s request. Notwithstanding the foregoing, nothing in this Agreement will be construed to preclude Consultant from disclosing information learned or obtained by Consultant in connection with the Requisition (i) to the extent such disclosure is required by law, as deemed in good faith by Consultant to be necessary or appropriate (such determination to be in Consultant’s sole discretion), or (ii) to any Portal employee, director, consultant, auditor, or other advisor of Portal, as deemed in good faith by Consultant to be necessary or appropriate (such determination to be in Consultant’s sole discretion) to enable Consultant to carry out his duties hereunder or as a Member of Portal’s Board of Directors. Further, Consultant shall have full authority to consult with the aforementioned third parties or apprise such third parties of such information prior to, and at Consultant’s sole discretion in lieu of, the Audit Committee Chairman or CEO. Subject to the foregoing sentence, upon notice from Portal, Portal has the right to inspect Consultant’s work in progress and to receive copies of all or any portion thereof.

22. Solicitation of Employment: During the term of this Agreement and for a period of twelve (12) months thereafter, Consultant agrees not to solicit the services of, or employ, any Portal employees with whom Consultant had direct interaction, without Portal’s prior written consent (it being understood that the foregoing does not preclude any employer or Consultant from hiring such employees, or from Consultant responding to an unsolicited inquiry from such employees);

23. Consultant’s Other Activities: Consultant is free to engage in other employment and independent contracting activities, provided that Consultant does not engage in activities that (a) are inconsistent, or in conflict, with any provisions hereof (the determination of which to be made in good faith by Consultant in his sole discretion), or (b) occupy Consultant’s attention so as to interfere with the proper and efficient performance of the Services. Consultant shall not engage in activities with entities that directly or indirectly compete with Portal (including, but not limited to, Kenan Systems Corporation, Lucent Technologies, Belle Systems A/S, Amdocs, Inc., Convergys), unless Consultant notifies Portal of a desire to so engage at least sixty (60) days prior to commencing such activities. Portal shall have the right to terminate this Agreement immediately upon receiving notice, without liability to Consultant.

24. Legal Fees. Portal agrees to promptly reimburse Consultant for all reasonable legal fees and expenses that Consultant incurs in connection with his review, negotiation and execution of this Agreement, as well as all reasonable fees and expenses that Consultant incurs in performance of the Services (including for advice in connection with the reporting obligations specified in paragraph 21 above.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above. This Agreement may be executed simultaneously in two or more counterparts, or by facsimile, each one of which shall be deemed an original, and all of which shall constitute one and the same instrument.

Portal Software, Inc.	Consultant: Jerome Behar

By:	Taxpayer ID#: [to be provided under separate cover]
Print:	(If foreign citizen, attach copy of visa)
Title:	By:
Print:
Title:

RETURN ORIGINAL TO PORTAL SOFTWARE, INC. LEGAL DEPARTMENT

EXHIBIT A

TO CONSULTING AGREEMENT

REQUISITON FORM

CONTACTS

Portal Software, Inc. contact:

Name: Larry Bercovich

Address: 10200 De Anza Blvd., Cupertino, CA 95014

Telephone: 408.483.0494

Fax:

Email: Bercovich@portal.com

Consultant contact:

Name: Jerome Behar

Address:

SERVICES

Consultant will render professional consulting services (“Services”) including, without limitation, accounting and financial services in connection with the filing of Portal’s 10-Q for its third quarter fiscal year 2005 and Portal’s other compliance and periodic reporting obligations.

FEES

Compensation (i.e. fee/hour): $275/hr.

Reimbursements: Consultant will be reimbursed for business expenses incurred in connection with providing the Services above, provided such expenses are ordinary, necessary, and reasonable under the circumstances, and that Consultant provides written documentation supporting such expenses.

SCHEDULE OF WORK

Start date: March 25, 2005

End date: TBD

Milestone dates: n/a

IN WITNESS WHEREOF, the parties hereto have signed this Requisition as of the date first written above. This Requisition may be executed simultaneously in two or more counterparts, or by facsimile, each one of which shall be deemed an original, and all of which shall constitute one and the same instrument.

Portal Software, Inc.	Consultant:

By:	Taxpayer ID#: [to be provided under separate cover]
Print:	(If foreign citizen, attach copy of visa)
Title:	By:
Print:
Title:

RETURN ORIGINAL TO PORTAL SOFTWARE, INC. LEGAL DEPARTMENT

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